EXHIBIT 5.1

December 1, 2020

Liminal BioSciences Inc. 440 Armand-Frappier Blvd., Suite 300 Laval, Quebec Canada H7V 4B4

Dear Sirs/Mesdames:

Re:	Filing with the Securities and Exchange Commission of a registration statement on Form F-3

This opinion is furnished to Liminal BioSciences Inc. ("Liminal" or the "Company"), a corporation incorporated under the federal laws of Canada, in connection with the Registration Statement on Form F‑3 (the "Registration Statement"), filed by Liminal with the United States Securities and Exchange Commission ("SEC") on the date hereof, under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement registers the issuance and sale of up to US$200,000,000 of the Company's (i) common shares, no value per share ("Common Shares"), (ii) notes, bonds, debentures or other debt securities (the "Debt Securities"), (iii) warrants for the purchase of Common Shares ("Warrants") in one or more series, (iv) rights to purchase any other securities of the Company (the "Rights") and (v) units comprised of one or more of the other securities of the Company (the "Units" and, together with the Common Shares, Debt Securities, Warrants and Rights, the "Securities") in any combination, all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act:

The Registration Statement includes a prospectus (the "Prospectus"), which provides that it will be supplemented in the future by one or more prospectus supplements (each, a "Prospectus Supplement"). The Warrants may be issued under a separate warrant indenture (a "Warrant Indenture") or warrant agency agreement (a "Warrant Agency Agreement") to be entered into between the Company and either (i) the holder or beneficial owner or (ii) one or more banks or trust companies acting as a warrant agent. The Units may be issued under a written unit agreement (a “Unit Agreement”) to be entered into between the Company and either (i) the holder or beneficial owner or (ii) a unit agent. The Rights may be issued under a written rights agreement (a “Rights Agreement”) to be entered into between the Company and either (i) the holder or beneficial owner or (ii) a rights agent. The Debt Securities may be issued under a separate debt indenture (a "Debt Indenture") or debt agency agreement (a "Debt Agency Agreement") to be entered into between the Company and either (i) the holder or beneficial owner of such Debt Securities or (ii) one or more trustees that will be named in a Prospectus Supplement. Warrant Indentures, Warrant Agency Agreements, Units Agreements, Rights Agreements, Debt Indentures and Debt Agency Agreements are referred to herein collectively as "Governing Documents".

As counsel to Liminal, we have made such investigations and examined the originals, or duplicate, certified, conformed, telecopied or photostatic copies of such corporate records, agreements, documents and other instruments and have made such other investigations as we have considered necessary or relevant for the purposes of this opinion, including:

(a)	the Registration Statement; and
(b)	the restated articles of incorporation, articles of amendment and by-laws of Liminal.

We have also examined originals or copies, certified or otherwise identified to our satisfaction of, and relied upon the following documents (collectively, the "Corporate Documents"):

(a)	the certificate and articles of amendment of the Company;
(b)	the by-laws of the Company;
(c)	a certificate of compliance dated the date hereof issued pursuant to the Canada Business Corporations Act relating to the Company;
(d)	certain resolutions of the Company's directors; and
(e)	a certificate of an officer of the Company (the "Officer's Certificate").

We have relied upon the Corporate Documents without independent investigation of the matters provided for therein for the purpose of providing our opinion expressed herein.

With respect to the accuracy of factual matters material to this opinion, we have relied upon certificates or comparable documents and representations of public officials and of officers of Liminal and have not performed any independent check or verification of such factual matters.

Our opinion has been prepared for your use in connection with the Registration Statement is expressed with respect to the laws in effect on the date of this opinion and we do not accept any responsibility to take into account or inform the addressee, or any other person authorized to rely on this opinion, of any changes in law, facts or other developments subsequent to this date that do or may affect the opinions we express, nor do we have any obligation to advise you of any other change in any matter addressed in this opinion or to consider whether it would be appropriate for any other person other than the addressee to rely on our opinion.

Our opinions set forth below are limited to the laws of the Province of Quebec and the federal laws of Canada applicable therein. We express no opinion with respect to the laws of any other jurisdiction.

In examining all documents and in providing our opinions expressed herein, we have assumed that:

(a)	all individuals had the requisite legal capacity;
(b)	all signatures are genuine;
(c)	all documents submitted to us as originals are complete and authentic and all photostatic, certified, telecopied, notarial or other copies conform to the originals;
(d)	all facts set forth in the official public records, certificates and documents supplied by public officials or otherwise conveyed to us by public officials are complete, true and accurate;
(e)	all facts set forth in the certificates supplied by the respective officers and directors, as applicable, of the Company, including the Officer's Certificate, are complete, true and accurate;
(f)

the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Securities Act and such effectiveness shall not have been terminated or rescinded;

(g)	an appropriate Prospectus Supplement with respect to the offered Securities will have been prepared and filed in compliance with the Securities Act and the applicable rules and regulations thereunder;
(h)

all Securities will be offered, issued and sold in compliance with applicable United States federal and state securities law and in the manner stated in the Registration Statement, the Prospectus and the appropriate Prospectus Supplement;

(i)

if the offered Securities are to be sold pursuant to a definitive purchase, subscription, underwriting or similar agreement, such agreement will have been duly authorized, executed and delivered by the Company and the other parties thereto;

(j)

at the time of any offering or sale of any Common Shares, Debt Securities, Rights, Warrants or Units exercisable, exchangeable or convertible into Common Shares, in whole or in part, (together, "Convertible Securities") and as of the date of the issuance of any Common Shares issuable upon exercise of any Convertible Securities, there will be sufficient Common Shares authorized and unissued under the Company's then operative constating documents and not otherwise reserved for issuance;

(k)	any Common Shares issuable upon exercise of offered Convertible Securities will have been duly authorized, created and reserved for issuance upon such exercise;
(l)

at the time of the issuance of any Securities, the Company validly exists and is duly qualified and in good standing under the laws of its jurisdiction of incorporation and has the necessary corporate power and authority to issue such Securities and to execute and deliver any applicable Governing Document;

(m)

any applicable Governing Document will have been duly authorized, executed and delivered by the parties thereto (other than the Company), as applicable, and constitutes legally valid and binding obligations of the parties thereto (other than the Company), enforceable against each of them in accordance with its terms;

(n)	any Governing Document will be governed by the laws of the Province of Quebec and the federal laws of Canada applicable therein;
(o)

the terms of the offered Securities and of their issuance and sale will have been duly established in conformity with the Company's constating documents, so as not to violate any applicable law or Governing Document, or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the parties (other than the Company) to a Governing Document, as applicable; and

(p)

the offered Securities will have been duly authorized, established, certificated, executed, delivered, countersigned and registered, as applicable, in accordance with the provisions of the Company's constating documents, applicable law, applicable Governing Documents, if any, and the Authorizing Resolutions (as defined below).

On the basis of the foregoing and subject to the qualifications hereinafter expressed, we are of the opinion that, as of the date hereof:

1.	when (i) all requisite corporate action, including the adoption of appropriate resolutions of the board of directors of the Company or a duly authorized committee thereof (the "Authorizing

Resolutions"), has been taken by the Company to authorize the issuance of any Common Shares and the consideration to be received therefor, and (ii) certificates or book entry statements evidencing such Common Shares have been duly executed, countersigned, issued and delivered, against payment therefor of the consideration specified in such Authorizing Resolutions, in the manner described in such Authorizing Resolutions, such Common Shares will be validly issued as fully paid and non-assessable;

2.

when (i) all requisite corporate action, including the adoption of Authorizing Resolutions, has been taken by the Company to establish the terms of and to authorize the issuance of any series of Debt Securities and the consideration to be received therefor and to authorize the Governing Document relating thereto; and (ii) the applicable Governing Document has been duly executed and delivered by the parties thereto and certificates evidencing such Debt Securities have been duly executed, countersigned, issued and delivered, against payment therefor of the consideration specified in such Authorizing Resolutions, in accordance with the applicable Governing Document and in the manner described in such Authorizing Resolutions, and (iii) if applicable, (ii) all actions described in paragraph 1 above with respect to the Common Shares issuable upon the conversion of such Debt Securities have been taken, such Debt Securities will be valid and legally binding obligations of the Company;

3.

when (i) all requisite corporate action, including the adoption of Authorizing Resolutions, has been taken by the Company to establish the terms of and to authorize the issuance of any series of Warrants and the consideration to be received therefor and to authorize the Governing Document relating thereto; (ii) all actions described in paragraph 1 above with respect to the Common Shares issuable upon the exercise of such Warrants have been taken; and (iii) the applicable Governing Document has been duly executed and delivered by the parties thereto and certificates evidencing such Warrants have been duly executed, countersigned, issued and delivered, against payment therefor of the consideration specified in such Authorizing Resolutions, in accordance with the applicable Governing Document and in the manner described in such Authorizing Resolutions, such Warrants will be valid and legally binding obligations of the Company;

4.

when (i) all requisite corporate action, including the adoption of Authorizing Resolutions, has been taken by the Company to establish the terms of and to authorize the issuance of any series of Rights and the consideration to be received therefor and to authorize the Governing Document relating thereto; (ii) all actions described in paragraph 1 above with respect to the Common Shares issuable upon the exercise of such Rights have been taken; and (iii) the applicable Governing Document has been duly executed and delivered by the parties thereto and certificates evidencing such Rights have been duly executed, countersigned, issued and delivered, against payment therefor of the consideration specified in such Authorizing Resolutions, in accordance with the applicable Governing Document and in the manner described in such Authorizing Resolutions, such Rights will be valid and legally binding obligations of the Company; and

5.

when (i) all requisite corporate action, including the adoption of Authorizing Resolutions, has been taken by the Company to establish the terms of and to authorize the issuance of any Units and the consideration to be received therefor and to authorize the Governing Document relating thereto; (ii) all actions described in paragraph 1 2, 3 and/or 4 above, as applicable, with respect to the issuance of Common Shares, Debt Securities, Warrants and/or Rights in connection with such Units, have been taken; and (iii) the applicable Governing Document has been duly executed and delivered by the parties thereto and certificates evidencing such Units have been duly executed, countersigned, issued and delivered, against payment therefor of the consideration specified in such Authorizing Resolutions, in accordance with the applicable

Governing Document and in the manner described in such Authorizing Resolutions, such Units will be valid and legally binding obligations of the Company.

The foregoing opinions are subject to the following qualifications and limitations:

(a)

where our opinion refers to Securities to be issued as being "fully paid and non-assessable", such opinion assumes that all required consideration (in whatever form) has or will be paid or provided and no opinion is expressed as to the adequacy of any such consideration paid or provided;

(b)

the enforceability of any agreement may be limited by bankruptcy, winding-up, insolvency, reorganization, moratorium, arrangement, fraudulent preference and conveyance, assignment and preference and other similar laws of general application affecting the enforcement of creditors' rights;

(c)	a court may exercise discretion in the granting of equitable remedies such as specific performance and injunction;
(d)	the discretion that a court may reserve to itself to decline to hear an action if it is not the proper forum to hear the action or if concurrent proceedings are being brought elsewhere;
(e)	we express no opinion as to the enforceability of any term providing for the severance of illegal, void or unenforceable provisions from the remaining provisions of an agreement;
(f)

we express no opinion as to the enforceability of any provision exculpating any party from liability in respect of acts or omissions that may be illegal, fraudulent or involve wilful misconduct or gross negligence;

(g)

any provision that provides for interest to be paid at a higher rate after than before default, that provides for a forfeiture of a deposit or any other property or that provides for a particular calculation of damages upon breach may not be enforceable if it is interpreted by a court to be a penalty or if the court determines that relief from forfeiture is appropriate;

(h)

a court may decline to enforce rights of indemnification or contribution to the extent that they directly or indirectly relate to (i) liabilities imposed by law on the indemnified party for which it would be contrary to public policy or public order to require indemnification by the indemnifying party, (ii) liabilities for non-Canadian taxes or (iii) fraud, wilful misconduct or gross negligence;

(i)

we express no opinion as to the enforceability by or against a person who is not a party to the Governing Document of any provision in the Governing Document which purports to bind or affect or confer a benefit upon that person;

(j)

we express no opinion as to the enforceability of any provision of a Governing Document that is inconsistent with any provision of any other Governing Document except, where that inconsistency is addressed by a paramountcy clause, the paramountcy clause would be enforceable;

(k)	we express no opinion as to the enforceability of any term providing that modifications, amendments or waivers are not binding unless in writing;

(l)	we express no opinion with respect to rights to indemnity and contribution;
(m)	the right to exercise any unilateral or unfettered discretion pursuant to an agreement will not prevent a court from requiring such discretion to be exercised reasonably;
(n)	the enforceability of Governing Documents is subject to the limitations contained in the Civil Code of Québec; and
(o)	we express no opinion as to compliance with the Personal Information Protection and Electronic Documents Act or any other privacy laws.

Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Prospectus, the Registration Statement or the Securities.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus included in the Registration Statement. In giving this consent, we do not hereby agree that we come within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Yours truly,

/s/ Stikeman Elliott LLP